Registration No. 333-56152 Rule 424(b)(3)
Pricing Supplement		Pricing Supplement Number 1 Dated Monday, March 26, 2001
CUSIP Number	Resale Price	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date
44181EAA6	100.000%	0.625%	$5,526,243.75	5.300%	Semi-annually	3/15/2004
1st Coupon Date	1st Coupon Amount	Survivors Option	Product Ranking		Moodys Rating	S & P Rating
9/15/2001	$24.44	YES	Senior Unsecured Notes		A2	A
Redemption Information: Non Callable

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

Household Finance Corp. 2700 Sanders Road Prospect Heights, IL 60070

Trade Date: Monday, March 26, 2001
@ 12:00 PM ET
Settlement Date: Thursday, March 29, 2001 @03:30 PM ET
Minimum Denomination/Increments: $1000.00/$1000.00
All Trade Settle Flat and clear SDFS: DTC Book Entry Only

InterNotes(SM) is the service mark of Incapital, LLC.
All rights reserved.

					Household Finance Corp. $1,000,000,000 InterNotes (SM) Prospectus Dated 12-Mar-01 Page 1 of 1